UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 22, 2024, Duos Technologies Group, Inc. (the “Company”) and Duos Edge AI, Inc. (“Edge”), a wholly-owned subsidiary of the Company, entered into secured promissory notes (the “Notes”) with two institutional investors in the Company. Under the Notes, Edge received an aggregate of $2.2 million. The Notes mature on December 31, 2025, and bear interest at the rate of 10% per annum. All principal and accrued interest under the Notes are due and payable on the maturity date.

Edge will use the proceeds under the Notes solely to pay for the equipment and any services necessary to complete the installation of its previously-announced edge data centers. As security for the Notes, Edge and the Company entered into a Security Agreement (the “Security Agreement”), pursuant to which Edge granted a first priority security interest in the equipment installed at the edge data centers, as well as all revenues from such equipment, and the Company pledged all proceeds from its previously-announced “at-the-market” offering of its common stock pursuant to the prospectus dated May 17, 2024. All of the pledged revenues from the equipment and the at-the-market offering will be deposited in a blocked account and used solely to repay the Notes.

In connection with the Notes, the Company issued warrants (the “Warrants”) to purchase an aggregate of 300,000 shares of common stock. The Warrants are exercisable at $3.00 per share (subject to adjustment) and expire in five years. In the event the Notes are not paid by the maturity date, the interest rate on the Notes will increase to 18% per annum and the Company will issue additional warrants (with the same terms as the Warrants) to purchase an aggregate of 75,000 shares of common stock for each 30 days that the Notes are not paid after maturity.

The Company has guaranteed all of Edge’s obligations under the Notes pursuant to the terms of a Guaranty (the “Guaranty”). The Notes, Security Agreement and Guaranty contain customary representations, warranties, agreements, and indemnification rights and obligations of the parties.

The foregoing descriptions of the Notes, the Security Agreement, the Warrants, and the Guaranty do not purport to be complete and are subject to, and qualified in their entirely by, such documents, forms of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Warrants was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for an exemption under Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Secured Promissory Note
10.2	Form of Security Agreement
10.3	Form of Guaranty
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: July 23, 2024	By:	/s/ Adrian G. Goldfarb
Adrian G. Goldfarb Chief Financial Officer